                                                                EXHIBIT 99.17(a)

                     U.S. SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 24F-2
                       Annual Notice of Securities Sold
                            Pursuant to Rule 24f-2

1.   Name and address of issuer:

     STAGECOACH FUNDS, INC.
     111 CENTER STREET
     LITTLE ROCK, AR  72201

2.   Name of each series or class of funds for which this notice is filed:

     AGGRESSIVE GROWTH FUND CLASS A
     AGGRESSIVE GROWTH FUND CLASS B
     ARIZONA TAX-FREE FUND CLASS A
     ARIZONA TAX-FREE FUND CLASS B
     ARIZONA TAX-FREE FUND INSTITUTIONAL CLASS
     ASSET ALLOCATION FUND CLASS A
     ASSET ALLOCATION FUND CLASS B
     BALANCED FUND CLASS A
     BALANCED FUND CLASS B
     BALANCED FUND INSTITUTIONAL CLASS
     CALIFORNIA TAX-FREE BOND FUND CLASS A
     CALIFORNIA TAX-FREE BOND FUND CLASS B
     CALIFORNIA TAX-FREE BOND FUND INSTITUTIONAL CLASS
     CALIFORNIA TAX-FREE INCOME FUND CLASS A
     CALIFORNIA TAX-FREE INCOME FUND INSTITUTIONAL CLASS
     CALIFORNIA TAX-FREE MONEY MARKET MUTUAL FUND
     CORPORATE STOCK FUND
     DIVERSIFIED INCOME FUND CLASS A
     DIVERSIFIED INCOME FUND CLASS B
     EQUITY VALUE FUND CLASS A
     EQUITY VALUE FUND CLASS B
     EQUITY VALUE FUND INSTITUTIONAL CLASS
     GINNIE MAE FUND CLASS A
     GINNIE MAE FUND CLASS B
     GINNIE MAE FUND INSTITUTIONAL CLASS
     GOVERNMENT MONEY MARKET MUTUAL FUND CLASS A
     GROWTH AND INCOME FUND CLASS A
     GROWTH AND INCOME FUND CLASS B
     GROWTH AND INCOME FUND INSTITUTIONAL CLASS
     INTERMEDIATE BOND FUND CLASS A
     INTERMEDIATE BOND FUND CLASS B
     INTERMEDIATE BOND FUND INSTITUTIONAL CLASS

     MONEY MARKET MUTUAL FUND CLASS A
     MONEY MARKET MUTUAL FUND CLASS S
     MONEY MARKET MUTUAL FUND INSTITUTIONAL CLASS
     MONEY MARKET TRUST
     NATIONAL TAX-FREE FUND CLASS A
     NATIONAL TAX-FREE FUND CLASS B
     NATIONAL TAX-FREE FUND INSTITUTIONAL CLASS
     NATIONAL TAX-FREE MONEY MARKET MUTUAL FUND
     OREGON TAX-FREE FUND CLASS A
     OREGON TAX-FREE FUND CLASS B
     OREGON TAX-FREE INSTITUTIONAL CLASS
     PRIME MONEY MARKET MUTUAL FUND CLASS A
     PRIME MONEY MARKET MUTUAL FUND INSTITUTIONAL CLASS
     PRIME MONEY MARKET MUTUAL FUND SERVICE CLASS
     SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND CLASS A
     SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND INSTITUTIONAL CLASS SMALL CAP FUND CLASS A
     SMALL CAP FUND CLASS B
     SMALL CAP FUND INSTITUTIONAL CLASS
     TREASURY MONEY MARKET MUTUAL FUND CLASS A
     TREASURY MONEY MARKET MUTUAL FUND CLASS E
     TREASURY MONEY MARKET MUTUAL FUND INSTITUTIONAL CLASS
     TREASURY MONEY MARKET MUTUAL FUND SERVICE CLASS
     U.S. GOVERNMENT ALLOCATION FUND CLASS A
     U.S. GOVERNMENT ALLOCATION FUND CLASS B

3.   Investment Company Act File Number:  811-6419

     Securities Act File Number:  33-42927

4.   Last day of fiscal year for which this notice is filed:  3/31/97

5. Check box if this notice is being filed more than 180days after the close of issuer's fiscal year for purposes of reporting securities sold after the close of the fiscal year but before termination of the issuer's 24f-2
     declaration                                                             [_]

6. Date of termination of issuer's declaration under rule 24f-2(a)(1), if applicable:

7. Number and amount of securities of the same class or series which had been registered under the Securities Act of 1933 other than pursuant to rule 24f-2 in a prior fiscal year, but which remained unsold at the beginning of the fiscal year:

8. Number and amount of securities registered during the fiscal year other than pursuant to rule 24f-2:

                                       2
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9.   Number and aggregate sale price of securities sold during the fiscal year:


     NUMBER OF SHARES SOLD: 11,480,584,481
     SALES PRICE OF SECURITIES SOLD: $11,807,230,373

10. Number and aggregate sale price of securities sold during the fiscal year in reliance upon registration pursuant to rule 24f-2:

     NUMBER OF SHARES SOLD:  11,480,584,481
     SALES PRICE OF SECURITIES SOLD:  $11,807,230,373

11. Number and aggregate sale price of securities issued during the fiscal year in connection with dividend reinvestment plans, if applicable:

     NUMBER OF SHARES REINVESTED: 137,086,500
     SALES PRICE OF SECURITIES REINVESTED: $280,089,555

12.  Calculation of registration fee:

     (i)   Aggregate sale price of securities sold during the fiscal
           year in reliance on rule 24f-2 (from Item 10)                            $  11,807,230,373

     (ii)   Aggregate price of shares issued in connection with
            dividends reinvestment plans (from item11, if applicable):              +     280,089,555

     (iii)  Aggregate price of shares redeemed or repurchased
            during the fiscal year (if applicable):                                 -  11,430,057,172

     (iv)   Aggregate price of shares redeemed or repurchased and
            previously applied as a reduction to filing fees pursuant
            to rule 24e-2 (if applicable):                                          +

     (v)    Net aggregate price of securities sold and issued during
            the fiscal year in  reliance on rule 24f-2 (line(i), plus
            line(ii), less line(iii), plus line(iv)                                 $     657,262,756

     (vi)   Multiplier prescribed by Section6(b) of the Securities
            Act of 1933 or other applicable law or regulation
                                                                                    x      1/33 of 1%
     (vii)  Fee due line(i) or line(v) multiplied by line(vi):                      $      199,170.53

13.  Check box if fees are being remitted to the Commission's lockbox depository as described in section3a of the
     Commission's Rules of Informal and Other Procedures
     (17 CRF 202.3a)                                                         [X]

     Date of mailing or wire transfer of filing fees to the Commission's lockbox depository: 5/27/97

                                       3
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                                  SIGNATURES

This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated:

 By (Signature and Title)                   /s/    ANN M. BONSTEEL
                                                   ---------------
                                                   Assistant Secretary

Date:  5/28/97

                      [LETTERHEAD OF MORRISON & FOERSTER LLP]


                                 May 28, 1997



Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

     Re:  Stagecoach Funds, Inc.; Rule 24f-2 Notice
          SEC File Nos. 33-42927; 811-6419

Ladies/Gentlemen:

     Stagecoach Funds, Inc. (the "Company") has requested our opinion in connection with the issuance of 11,617,670,981 shares, in the aggregate, of the Company's funds (the "Funds"). We understand that a copy of this opinion will be provided to the Securities and Exchange Commission pursuant to Rule 24f-2(b)(1) under the Investment Company Act of 1940, as amended.

     We have examined documents relating to the organization of the Company and the authorization for registration and issuance of shares of each of the Funds and, for Funds with more than one class of shares, each class of shares. The opinion given below only relates to the laws of the State of Maryland, the state of incorporation of the Company, and is subject to the condition that the Company is in compliance with the provisions of any applicable laws, regulations and permits of any state or foreign country in which any shares of each Fund or class thereof are sold.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance of the above-referenced shares of each Fund has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, the shares were legally issued and are fully paid and nonassessable.

     We consent to the submission of a copy of this opinion to the Securities and Exchange Commission in connection with the filing of the Company's Rule 24f-2 Notice

                      [LETTERHEAD OF MORRISON & FOERSTER]

May 28,1997
Page Two


for the fiscal period ended March 31, 1997, as contemplated in Rule 24f-2(b)(1) under the Investment Company Act of 1940, as amended.

                                               Very truly yours,

                                               /s/ Morrison & Foerster LLP

                                               MORRISON & FOERSTER LLP